UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

1111 Beltline Road, Suite 108E, Garland, TX	75040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (877) 367-9199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Quad M Solutions, Inc., an Idaho corporation, (the “Company” or “Registrant”), a public holding company (OTC: MMMM), is filing this Current Report on Form 8-K to report that on February 14, 2023, the Registrant’s wholly owned subsidiary, NuAxess 2, Inc, (“NuAxess” or “Plaintiff”), filed a complaint (the “Complaint”) in the United States District Court, Eastern District of New York, against Acrisure LLC d/b/a Connor Group Insurance Agency, a limited liability company formed under the laws of the State of Michigan, authorized to do business in New York, with its domestic principal place of business in Lake Success, New York (“Acrisure” or “Defendant”). A copy of the Complaint is filed as Exhibit 99.1 to this Form 8-K

As set forth more fully in the Complaint, Plaintiff and Defendant entered into a contract titled “Referral Agreement” dated May 3, 2021 (the “Agreement”), a copy of which was filed with the United States District Court as Exhibit 1 to the Complaint. Pursuant to the Agreement, Plaintiff provided comprehensive programs through Plaintiff’s vendors to customers that Defendant referred to Plaintiff and further required Defendant to deliver to Plaintiff accurate information contained in a Special Risk Questionnaire (“SRQ”), so that the health status of potential employees can be known, which circumstance bears directly on (a) the cost of staffing fees, and (b) whether an employee or group will be accepted by Plaintiff as employees in the first instance.

Plaintiff discovered that Defendant intentionally failed to disclose accurate information in the SRQs, thereby materially misleading Plaintiff, causing Plaintiff to accept the referral groups and at artificially lower rates. Defendant knew that Plaintiff’s criteria for customer groups required limited or minimal special risk factors and, on numerous occasions, Defendant expressed that a customer group was either a new group of applicants without any prior claim history or known health concerns or a very healthy group. Nevertheless, Defendant repeatedly referred customers to Plaintiff who had prior coverage and health problems. Plaintiff has learned that Defendant instructed such potential customers to provide information in the SQRs stating falsely that such customers did not have any health conditions or prior health conditions and Defendant’s agents and representatives made material misrepresentations related to customers’ health risk factors which Defendant and its agents and employees knew would weigh heavily in determining whether and at what price Plaintiff agreed to staff employees referred by Defendant. Defendant is and was also aware that Plaintiff, as a self-funded, self-insured staffing company, was dependent and materially relied upon accurate information and that NuAxess program had no place for “Special Risk” employees.

Accordingly, the Agreement contains a specific provision (4-b) anticipating and highlighting this understanding between the parties, whereby Defendant agreed to provide Plaintiff with details of any fact that could bear on the issue of employee risk:

Referrer agrees to promptly report, with full details, to NuAxess 2 any fact, occurrence, or incident that may result in an increased risk of loss to NuAxess 2 or any insurer with which insurance was placed under this Agreement. Without limitation, Referrer agrees to report any subsequent information regarding such claim or loss to NuAxess 2 and to cooperate with adjusters and attorneys appointed by NuAxess 2 to investigate, adjust, or defend any claim or loss or to collect any unpaid premiums.

Plaintiff, in or about the 4th quarter of 2022, first became aware that Defendant, while acting as a referral agent for Plaintiff, through its agents and representatives, deliberately misrepresented the qualifications of prospective clients of Plaintiff’s staffing business, and further tortiously instructed prospective clients being referred to Plaintiff to misrepresent material qualifications in the SRQs, in order to become Plaintiff’s “covered” employees. As a consequence of Defendant’s material breach of the Agreement, these referred companies and employees began submitting substantial health claims, though each had provided clean SRQs, indicating no prior serious disqualifying ailments, among their “referred” employees. Plaintiff, in or about the 4th quarter of 2022, discovered that many of the companies that Defendant referred as qualified employee/customers were. In fact, engaged in an elaborate scheme to provide Plaintiff with widespread misrepresentations and, as a result, Plaintiff first learned that many referred companies (a) submitted false SRQs, omitting facts of existing at-risk (seriously ill) employees, (b) added at-risk employees after an SRQ submission, and (c) included outside individuals to NuAxess who were not full-time employees of the companies.

Plaintiff has alleged in the Complaint that it has been damaged in an amount to be determined at trial, but not less than $100,000,000.00.

In response to the Company and NuAxess materially adverse business experience, all as set forth in the Complaint, effective January 1, 2023, NuAxess: (i) terminated its Agreement with Defendant; (ii) terminated its previous NuAxess Health Plan; (iii) commenced implementation of a new health plan with a new third-party administrator (“TPA”) which it expects will materially lower it reinsurance costs and fees; and (iv) commenced actions to collect prior uncollected premium receipts from Defendant’s referred customers.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Complaint dated February 13, 2023, filed by NuAxess 2, Inc. v. Acrisure LLC d/b/a Connor Group Insurance Agency in United Stated District Court, Eastern District of New York, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2023

QUAD M SOLUTIONS, INC.

By:	/s/ Joseph Frontiere
Joseph Frontiere
Chief Executive Officer